UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported): December 12, 2003

INFORMATION RESOURCES, INC. LITIGATION
CONTINGENT PAYMENT RIGHTS TRUST
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-108592	20-0271216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Information Resources, Inc. Litigation
Contingent Payment Rights Trust
c/o Information Resources, Inc.
150 North Clinton Street
Chicago, Illinois 60661
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (312) 726-1221

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On December 12, 2003, Information Resources, Inc. Litigation Contingent Payment Rights Trust (the “Trust”) entered into Amendment No. 1 to the Contingent Value Rights Agreement with Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp. and the rights agents named therein. A copy of Amendment No. 1 to the Contingent Value Rights Agreement is included as Exhibit 99.1 hereto and is incorporated herein by reference.

     On January 16, 2004, the Trust issued a press release announcing recent developments in Information Resources, Inc.’s antitrust lawsuit against The Dun & Bradstreet Corp., A.C. Nielsen Co. and IMS International, Inc. (the “Lawsuit”). The Trust’s press release also announced that the Rights Agents responsible for directing and supervising all matters involving the Lawsuit selected Travis Rhodes of Abrams Capital to join them as an independent fifth Rights Agent. A copy of the press release is included as Exhibit 99.2 hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS.

     (c) Exhibits.

99.1

Amendment No. 1 to Contingent Value Rights Agreement, dated as of December 12, 2003, by and among Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp., Joseph P. Durrett, as CVR Rights Agent, Eileen Kamerick, as CVR Rights Agent, William Chisholm, as Parent Rights Agent, Bryan Taylor, as Parent Rights Agent and Information Resources, Inc. Litigation Contingent Payment Rights Trust.

99.2	Press Release of Information Resources, Inc. Litigation Contingent Payment Rights Trust dated January 16, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

By:	/s/ Joseph P. Durrett
Name: Joseph P. Durrett Title: Litigation Trustee

January 20, 2004

INDEX TO EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION

99.1

Amendment No. 1 to Contingent Value Rights Agreement, dated as of December 12, 2003, by and among Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp., Joseph P. Durrett, as CVR Rights Agent, Eileen Kamerick, as CVR Rights Agent, William Chisholm, as Parent Rights Agent, Bryan Taylor, as Parent Rights Agent and Information Resources, Inc. Litigation Contingent Payment Rights Trust.

99.2	Press Release of Information Resources, Inc. Litigation Contingent Payment Rights Trust dated January 16, 2004.